UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 23, 2020
Date of Report (Date of earliest event reported)

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Washington Street, Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FSLR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2020, Philip Tymen deJong, Chief Operating Officer of First Solar, Inc. (the “Company”), notified the Company of his decision to retire, effective as of April 2021. Prior to the effective date of his retirement, Mr. deJong will continue to serve as Chief Operating Officer, overseeing certain priority projects for the Company, and will transition his remaining responsibilities to Michael Koralewski, Chief Manufacturing Operations Officer; Kuntal Kumar Verma, Chief Manufacturing Engineering Officer; and Patrick Buehler, Chief Quality and Reliability Officer. Each of Messrs. Koralewski, Verma, and Buehler will report to the Chief Executive Officer, effective August 10, 2020.

Mr. Koralewski, age 49, joined the Company in 2006, serving in several senior roles in operations and quality management, including as Senior Vice President – Global Manufacturing since 2015, Vice President – Site Operations (Global) and Plant Manager since 2011, and Vice President – Global Quality since 2009, before being appointed Chief Manufacturing Operations Officer. Prior to joining the Company, Mr. Koralewski worked for 10 years at Dana Incorporated where he held several positions with global responsibility in operations and quality management. He earned a Bachelor of Science in chemical engineering from Case Western Reserve University and a Master of Business Administration from Bowling Green State University.

Mr. Verma, age 47, joined the Company in 2002, serving in progressively more senior roles in engineering and manufacturing, including as Vice President – Global Manufacturing Engineering since 2012, before being appointed Chief Manufacturing Engineering Officer. Prior to joining the Company, Mr. Verma held several engineering and operations positions at Reliance Industries Limited, India. He earned a Bachelor of Science from the National Institute of Technology in India, a Master of Science in industrial engineering from the University of Toledo, and a Master of Business Administration from Bowling Green State University.

Mr. Buehler, age 43, joined the Company in 2006, serving in progressively more senior technical and operations roles in quality and reliability, including as Vice President – Quality & Reliability since 2019, before being appointed Chief Quality and Reliability Officer. Prior to joining the Company, Mr. Buehler held several roles in manufacturing, engineering, maintenance, and product development at DuPont de Nemours, Inc. and Cummins, Inc. He earned a Bachelor of Science in mechanical engineering from the University of Cincinnati and a Master of Science in mechanical engineering from Purdue University.

Each of Messrs. Koralewski, Verma, and Buehler has entered into an employment agreement with the Company, effective August 10, 2020. Under the employment agreements, among other things, Mr. Koralewski is entitled to an annual base salary of $330,430 (subject to periodic increases at the Company’s discretion) and the opportunity to participate in the Company’s annual bonus program, with a target bonus percentage of 70% of his annual base salary; Mr. Verma is entitled to an annual base salary of $330,000 (subject to periodic increases at the Company’s discretion) and the opportunity to participate in the Company’s annual bonus program, with a target bonus percentage of 70% of his annual base salary; and Mr. Buehler is entitled to an annual base salary of $290,000 (subject to periodic increases at the Company’s discretion) and the opportunity to participate in the Company’s annual bonus program, with a target bonus percentage of 55% of his annual base salary.

Each of Messrs. Koralewski, Verma, and Buehler is eligible to participate in the Company’s standard employee benefit programs and will be entitled to benefits consistent with those provided to other associates of the Company and any other benefits that the Company may, in its sole discretion, elect to grant to any of them from time to time. All payments made to Messrs. Koralewski, Verma, and Buehler pursuant to their respective employment agreements will be subject to clawback by the Company to the extent required by applicable law.

In the event of a termination of employment by the Company without cause prior to a change in control (each as defined in the employment agreement) or after the two-year period following a change in control (such two-year period, the “change in control protection period”), subject to delivery of a release of claims, each of Messrs.

Koralewski, Verma, and Buehler will be entitled to cash severance equal to 12 months’ salary continuation, as well as medical coverage until the earlier of 12 months or such time as Messrs. Koralewski, Verma, or Buehler, as applicable, is covered under a medical benefits plan of a subsequent employer. In addition, in the event of a termination of employment by the Company without cause outside the change in control protection period, any time-vesting equity awards (or portions thereof) granted to Messrs. Koralewski, Verma, or Buehler, as applicable, that would have vested or become exercisable by their terms within 12 months following such date of termination of employment will become vested or exercisable as of such date of termination of employment.

In the event of a termination of employment by the Company without cause or for good reason (as defined in the employment agreement), in each case, within the change in control protection period, subject to a delivery of a release of claims, each of Messrs. Koralewski, Verma, and Buehler will be entitled to receive (i) cash severance equal to two times the sum of (a) his respective annual salary and (b) the greater of his respective target bonus or his respective average bonus during the preceding three years, (ii) a prorated target bonus, (iii) continued health benefits for 18 months, (iv) up to $20,000 in expenses for outplacement services, and (v) full vesting of all of his respective equity awards.

The foregoing description of the material terms of the employment agreements of Messrs. Koralewski, Verma, and Buehler does not purport to be complete and is qualified in its entirety by reference to the full text of such employment agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2020.

Each of Messrs. Koralewski, Verma, and Buehler is subject to certain restrictions on competition and solicitation during his respective employment with the Company and for one year thereafter, as well as separate confidentiality and intellectual property obligations, each pursuant to agreements the terms of which are consistent in all material respects to those that the Company has previously entered into with its other executive officers.

None of Messrs. Koralewski, Verma, and Buehler is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K; none is expected to serve on any board committee; and none has family relationships with any other director or executive officer of the Company.

A copy of the Company’s press release announcing these and other officer changes is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of First Solar, Inc. dated July 29, 2020, “Tymen deJong, First Solar’s Chief Operating Officer, To Retire; First Solar Announces Senior Leadership Changes”
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: July 29, 2020	By:	/s/ JASON DYMBORT
	Name:	Jason Dymbort
	Title:	General Counsel & Secretary

4